SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 3, 2005

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1405 U.S. Highway 206, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (908) 443-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            (b)        On June 3, 2005, Dendrite International, Inc. (the “Company”) announced that Kathleen Donovan has resigned from the Company as Senior Vice President and Chief Financial Officer effective June 7, 2005 to take a similar position with another company.  Ms. Donovan will remain an employee of the Company during a mutually agreeable transition period.  The Company has initiated a search for a permanent successor for this position.

            (c)        On June 3, 2005, the Company announced that George T. Robson has been appointed interim Chief Financial Officer effective June 7, 2005.  Mr. Robson retired from the Company on June 30, 2002 after serving as Chief Financial Officer of the Company from June 1997 to October 2000 and as Executive Vice President from February 1999 through June 2002.  Mr. Robson served as a consultant to the Company during 2003. Prior to joining the Company, Mr. Robson served as Senior Vice President, Chief Financial Officer and Treasurer of H&R Block, Inc. from 1996 to 1997. In addition, Mr. Robson served as Senior Vice President of Unisys Corporation from 1991 to 1996, and as Chief Financial Officer of Unisys from 1990 until 1996. Mr. Robson holds a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania and an M.S. in Management Science from the Binghamton University.  Mr. Robson is currently a director of Liberty Tax Service.  The terms of Mr. Robson's engagement have not been finalized as of this filing and will be filed in an amendment to this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2005	DENDRITE INTERNATIONAL, INC. By: /s/ Christine A. Pellizzari ——————————————
Name: Christine A. Pellizzari
Title: Senior Vice President, General Counsel and Secretary